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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20594

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 28, 2000

                         Commission File Number 1-11011


                              THE FINOVA GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                          86-0695381
   (State or Other Jurisdiction of                            (I.R.S. Employer
    Incorporation or Organization)                           Identification No.)


      4800 North Scottsdale Road
             Scottsdale, AZ                                      85251-7623
(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's Telephone Number, Including Area Code: 480-636-4800

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ITEM 5. OTHER EVENTS

        On August 28, 2000 The FINOVA Group Inc., through its subsidiary FINOVA Capital Corporation (collectively "FINOVA"), completed the sale of substantially all the assets of its Commercial Services division to GMAC Commercial Credit LLC, a wholly owned subsidiary of General Motors Corporation, for approximately $235 million, subject to final determination. The sale resulted in an after-tax loss from disposition of $6.9 million, which included a $17.8 million after-tax charge for unamortized goodwill. FINOVA will account for the division as a discontinued operation. Therefore, FINOVA has recorded a provision for a discontinued operation of $9.5 million after-tax for operating losses estimated to occur during the phase out period from the date of sale until remaining assets are disposed of and related personnel are terminated or reassigned.

        The Commercial  Services division,  which operated out of offices in New
        York and Los Angeles, provided factoring and accounts receivable management services to small and midsize businesses, primarily in the apparel and textile industries. FINOVA decided to exit this business because the factoring industry has become increasingly price competitive over the past several years and it required critical mass significantly greater than FINOVA's operations, and other reasons.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        THE FINOVA GROUP INC.
                                            (Registrant)

Dated: September 28, 2000               By /s/ Bruno A. Marszowski
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                                          Bruno A. Marszowski, Senior Vice
                                          President, Chief Financial Officer
                                          and Controller
                                          Principal Financial Officer/Authorized
                                          Officer

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